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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   JANUARY 26, 1997
                                                 -------------------------------

                             ENDOSONICS CORPORATION
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               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


         Delaware                    0-19880               68-0028500
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(State or other jurisdiction       (Commission         (IRS Employer
   of incorporation)               File Number)        Identification No.)


2870 Kilgore Road, Rancho Cordova, California                 95670
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(Address of principal executive offices)                   (Zip Code)


Company's telephone number, including area code:   (916) 638-8008
                                                --------------------------------


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         (Former name or former address, if changed since last report.)

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ITEM 5.  OTHER EVENTS.

         On January 26, 1997, the Registrant agreed to acquire Cardiometrics, Inc., a Delaware corporation ("Target"), by the statutory merger (the "Merger") of a wholly-owned subsidiary of the Registrant, River Acquisition Corporation, a Delaware corporation ("Merger Sub"), with and into Target. The Merger will be accomplished pursuant to the Agreement and Plan of Reorganization, dated as of January 26, 1997, among the Registrant, Target and Merger Sub, and a related Certificate of Merger (collectively, the "Merger Agreements"). The Merger of Merger Sub with and into Target will occur following the approval of the Merger Agreements by the stockholders of Target at a stockholders meeting currently expected to be held in early to mid May 1997 and the satisfaction of certain other closing conditions. As a result of the Merger, the Registrant will become the owner of 100% of the issued and outstanding common stock of Target and each outstanding share of Target Common Stock will be converted into 0.35 newly issued shares of the Registrant's Common Stock, 0.20 shares of CardioVascular Dynamics, Inc. ("CVD") Common Stock held by the Registrant (the "CVD Exchange Ratio"), and $2.00 cash (the "Cash Consideration"), with the CVD Exchange Ratio subject to increase such that based on the average of the closing prices of the Registrant's and CVD's Common Stock for the ten trading days immediately preceding (and including) the third trading day prior to the Target Stockholders' meeting, the merger consideration shall be equal to $9.00; provided that, if the CVD Exchange Ratio obtained thereby would be greater than 0.2636, the CVD Exchange Ratio shall be 0.2636; provided further that, the Registrant has the right to substitute additional cash instead of additional CVD shares; and provided further, that notwithstanding the foregoing, the CVD Exchange Ratio shall not be less than 0.20 and the Cash Consideration shall not be less than $2.00. If, after such increase to the CVD exchange ratio or cash consideration, the total merger consideration is valued (based on the ten day averages described above) at less than $8.00 per share of Target Common Stock, then Target may terminate the Agreement and Plan of Reorganization.

         A total of approximately 2,765,000 shares of the Registrant's Common Stock and approximately 1,580,000 shares of CVD Common Stock will be issued to former Target stockholders, warrantholders and optionholders in exchange for the acquisition by Merger Sub of all the outstanding Target capital stock and the assumption of all unexpired and unexercised options and warrants to acquire Target capital stock, of which there were 931,255 shares of Target Common Stock subject to exercise of outstanding options and 35,156 shares of Target Common Stock subject to exercise of outstanding warrants. The shares of Registrant's and the shares of CVD's Common Stock to be issued to Target stockholders, warrantholders and optionholders will be issued pursuant to registration statements on Forms S-4 and S-1, respectively, pursuant to the Securities Act of 1933, as amended.

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Financial Statements of Businesses Acquired. Not applicable.

         (b)      Pro Forma Financial Information. Not applicable.

         (c)      Exhibits:


         Exhibit
         Number
         ------

         2.1 Form of Agreement and Plan of Reorganization, dated January 26, 1997, by and among Registrant, River Acquisition Corporation and Cardiometrics, Inc.

         20.1     Press Release of the Registrant dated January 27, 1997.


                                       3.
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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            ENDOSONICS CORPORATION



Dated:  February 6, 1997           By:      /s/ DONALD D. HUFFMAN
                                            ----------------------------------
                                            Donald D. Huffman, Vice President,
                                            Finance and Administration, Chief
                                            Financial Officer


                                       4.
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                                  EXHIBIT INDEX

                             DESCRIPTION OF DOCUMENT

Exhibit
Number
------

2.1      Form of Agreement and Plan of Reorganization, dated January
         26, 1997, by and among Registrant, River Acquisition Corporation and Cardiometrics, Inc.

20.1     Press Release of the Registrant dated January 27, 1997